UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

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Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 20, 2013

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)

(212) 257 5073
(Registrant’s telephone number, including area code)
___________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On December 20, 2013, Five Oaks Investment Corp. (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the Maryland State Department of Assessments and Taxation to designate 920,000 shares of the Company’s authorized but unissued preferred stock, $0.01 par value per share, as shares of 8.75% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (“Series A Preferred Stock”), with the powers, designations, preferences and other rights as set forth therein. The Articles Supplementary became effective upon filing on December 20, 2013.

The Articles Supplementary provide that the Company will pay, when and if authorized by the Board of Directors of the Company, cumulative cash dividends accruing: (1) from, and including, the date of original issuance, but not including, December 27, 2018, at an initial rate of 8.75% per annum, based on the $25.00 liquidation preference (equivalent to $2.1875 per annum per share during that period); and (2) from, and including, December 27, 2018 and thereafter, at an annual rate equal to the sum of (a) Three-Month LIBOR (as defined in the Articles Supplementary) as calculated on each applicable date of determination and (b) 7.151%, based on the $25.00 per share liquidation preference per annum; provided that such rate shall not be less than the initial rate in clause (1) at any determination date. Dividends will accrue and be cumulative from and including December 23, 2013, the date of the original issuance.

Dividends will be declared quarterly and payable monthly on the 27th day of each month to the holders of record at the close of business on the 15th day of each month. If any dividend payment date is not a business day, then the dividend payment date will be the next succeeding business day. Dividends will accrue and be cumulative from and including, the date of original issuance. Holders of Series A Preferred Stock will only be entitled to dividend payments for each monthly dividend period during which they are the holder of record as of the applicable dividend record date. The Company will pay the first dividend on January 15, 2014 in the amount of $0.2066 per share to the persons who are the holders of record of the Series A Preferred Stock at the close of business on the corresponding record date.

If the Company does not pay dividends in full on the Series A Preferred Stock on any six dividend payment dates (whether consecutive or not), then the per annum dividend rate will increase by an additional 2.00% per $25.00 stated liquidation preference, or $0.50 per annum, per share of Series A Preferred Stock on and after the day following such sixth monthly dividend payment date. The dividend rate will reset to the original dividend rate set at issuance before any such increases had occurred once the Company has paid all accrued and unpaid dividends on the shares (including the additional rate) and the Company has paid all dividends due on the shares for the six most recently ended monthly dividend payment dates (including the additional rate).

The Series A Preferred Stock is not redeemable by the Company prior to December 23, 2018, except under circumstances intended to preserve the Company’s qualification as a real estate investment trust (“REIT”) and except upon the occurrence of a Change of Control (as defined in the Articles Supplementary). On and after December 23, 2018, the Company may, at its option, redeem the Series A Preferred Stock in whole or in part at any time or from time to time, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including the date fixed for redemption.

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In addition, upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date fixed for redemption.

The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides, at its option, to exercise its redemption right or, under circumstances where the holders of the Series A Preferred Stock have a conversion right, such holders decide to convert the Series A Preferred Stock.

Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (unless the Company has exercised its right to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Articles Supplementary)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of Series A Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Articles Supplementary, including provisions for the receipt, under specified circumstances, of alternative consideration.

There are restrictions on ownership of the Series A Preferred Stock intended to preserve the Company’s qualification as a REIT. Except under limited circumstances, holders of the Series A Preferred Stock generally have no voting rights.

The Company may not issue any shares of authorized preferred stock, including additional shares of Series A Preferred Stock, which would rank pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon the Company’s liquidation, if on a pro forma basis at the time of issuance the aggregate liquidation preference of the outstanding shares of Series A Preferred Stock (including any accrued but unpaid dividends) when added to the aggregate liquidation preference of the outstanding shares of all such preferred stock that ranks pari passu with or senior to the Series A Preferred Stock with respect to rights to the payment of dividends or the distribution of assets upon liquidation and the aggregate liquidation preference of the shares of preferred stock to be issued would exceed 25.0% of the Company’s total stockholders' equity as determined in accordance with GAAP, and after giving pro forma effect to the proposed issuance of preferred stock, as of the end of the most recent fiscal quarter for which financial statements are available.

A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Report, and the information in the Articles Supplementary is incorporated into this Item 3.03 by reference. The description of the terms of the Articles Supplementary in this Item 3.03 is qualified in its entirety by reference to Exhibit 3.1. A copy of the form of Series A Preferred Stock Certificate is incorporated by reference as Exhibit 4.1 to this Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Report is incorporated by reference into this Item 5.03.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Articles Supplementary designating 8.75% Series A Cumulative Redeemable Preferred Stock.

4.1

Specimen Certificate representing the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 4.2 filed with Pre-effective Amendment No. 1 to the Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-191787), which was filed with the Securities and Exchange Commission on December 9, 2013).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

December 23, 2013	By:	/s/ David Oston
David Oston Chief Financial Officer, Treasurer and Secretary

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Exhibit No.	Description

3.1	Articles Supplementary designating 8.75% Series A Cumulative Redeemable Preferred Stock.

4.1

Specimen Certificate representing the Series A Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 per share) (incorporated by reference to Exhibit 4.2 filed with Pre-effective Amendment No. 1 to the Five Oaks Investment Corp.’s Registration Statement on Form S-11 (File No. 333-191787), which was filed with the Securities and Exchange Commission on December 9, 2013).

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